EXHIBIT (4)


        SURGICAL LASER TECHNOLOGIES, INC. 2000 EQUITY INCENTIVE PLAN
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1.   Purpose.  The purpose of the Surgical Laser Technologies, Inc. 2000 Equity
     Incentive Plan (the "Plan") is to further the growth, development and financial success of Surgical Laser Technologies, Inc. (the "Company") and any subsidiary by providing additional incentives to those officers, directors, employees and consultants who are responsible for the management of the business affairs of the Company and any subsidiary, and which will enable them to participate directly in the growth of the capital stock of the Company. The Company intends that the Plan will facilitate securing, retaining and motivating directors, officers, employees and consultants of high caliber and potential.

2. Administration. The Plan shall be administered by the Company's Board of Directors (the "Board"). The Board shall have full and final authority, in its sole discretion, to interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the employees and consultants to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms of each such award; to determine the time when awards shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Board may delegate to the Company's Compensation Committee the administration of the Plan, but only the Board may amend or terminate the Plan. The Board may delegate administration of the Plan to the Compensation Committee only if the Compensation Committee is comprised of at least two directors, all of whom are Non-Employee Directors (within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision thereto, and only if each member of the Compensation Committee is an "outside director" within the meaning of Treas. Reg. (section mark)1.162-27(e)(3).

3. Stock Subject to the Plan. The shares that may be issued under the Plan shall not exceed in the aggregate 250,000 shares of common stock, par value $.01, of the Company (the "Common Stock"); provided, however, that no Key Employee shall in any one-year period receive awards for more than the number of shares of the Company's Common Stock that, in the aggregate as of the date of grant, represents more than 3% of the Company's outstanding Common Stock as of the end of the fiscal quarter ended prior to such grant, with such annual limitation being 59,338 shares as of May 25, 2000. Such shares may be authorized and unissued shares or shares issued and subsequently reacquired by the Company. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan; provided, however, that (a) if an Option (as hereinafter defined) is canceled, the canceled Option is counted against the maximum number of shares for which Options may be granted to

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     an employee, and (b) if the Option price is reduced after the date of grant, the transaction is treated as a cancellation of an Option and the grant of a new Option for purposes of counting the maximum number of shares for which Options may be granted to a Key Employee. Key Employee shall mean employee directors, officers and other employees of the Company or any subsidiary who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company and any subsidiary.

4. Eligibility to Receive Awards. Persons eligible to receive awards under the Plan shall be limited to those consultants, directors, officers and other employees of the Company and any subsidiary (as defined in Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), or any amendment or substitute thereto), who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company and any subsidiary. Consultants and directors who are not also employees of the Company or any subsidiary shall not be eligible to be awarded stock options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code or any amendment or substitute thereto ("Incentive Stock Options").

5. Form of Awards. Awards may be made at any time and from time to time by the Board in the form of stock options to purchase shares of Common Stock of the Company, restricted stock or any combination thereof. Stock options may be options which are intended to qualify as Incentive Stock Options or options which are not intended to so qualify ("Nonqualified Stock Options").

6. Stock Options. Stock options for the purchase of Common Stock ("Options") shall be evidenced by written agreements in such form not inconsistent with the Plan as the Board shall approve from time to time and which shall contain in substance the following terms and conditions:

     (a) Type of Option. Each option agreement shall identify the Options represented thereby as Incentive Stock Options or Nonqualified Stock Options, as the case may be.

     (b) Option Price. Subject to the limitation set forth in Section 6(h)(B), the purchase price of Common Stock subject to an Incentive Stock Option shall not be less than 100% of the fair market value of such stock on the date the Option is granted, as determined by the Board, but in no event less than the par value of such stock. The purchase price of the Common Stock subject to a Nonqualified Stock Option shall not be less than 85% of the fair market value of such stock on the date the Option is granted, as determined by the Board. Notwithstanding the foregoing, if the date on which the Option is granted is not a business day, the purchase price for an Option shall be not less than the applicable percentage for


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          the fair market value on the most recent business day preceding the grant date. For this purpose, fair market value on any date shall mean the closing price of the Common Stock on the Nasdaq Stock Market, as reported in the Wall Street Journal (or if not so reported, as otherwise reported by Nasdaq), or if the Common Stock is not reported by Nasdaq, the fair market value shall be as determined by the Board pursuant to a method authorized by the Code or the rules and regulations promulgated thereunder.

     (c) Exercise Term. Each option agreement shall state the period or periods of time within which the Option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Board, provided that no Option shall be exercisable after ten years from the date of grant thereof. The Board shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Board deems appropriate.

     (d) Exercise and Payment for Shares. Options may be exercised in whole or in part, from time to time, by giving written notice of exercise to the Secretary or his office, specifying the number of shares to be purchased. The purchase price of the shares with respect to which an Option is exercised shall be payable in full with the notice of exercise in cash, Common Stock, including Common Stock issuable upon the exercise of the Option (it being understood that the use of Common Stock issuable upon the exercise of an Incentive Stock Option shall constitute a disqualifying disposition thereof), at fair market value, or a combination thereof, as the Board may determine from time to time and subject to such terms and conditions as may be prescribed by the Board for such purpose.

     (e) Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.


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     (f)  Rights Upon Termination of Employment.  In the event that an optionee ceases to be an employee of the Company or any subsidiary for any reason, including retirement (as hereinafter defined), other than death or disability (within the meaning of Section 22(e)(3) of the Code or any substitute therefor), the optionee shall have the right to exercise an Option during its term within a period of three months after such termination to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Board. In the event that an optionee dies or becomes disabled prior to the expiration of his Option and without having fully exercised his Option, the optionee or his successor shall have the right to exercise the Option during its term within a period of one (1) year after termination of employment due to death or disability to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Board. As used in this Section 6(f), "retirement" means a termination of employment by reason of an optionee's retirement at or after his earliest permissible retirement date pursuant to and in accordance with his employer's regular retirement plan or personnel practices.

     (g) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board, each other Option granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, each Option will be exercisable only by him or any permitted transferee.

     (h) Incentive Stock Options. In the case of an Incentive Stock Option, each option agreement shall contain such other terms, conditions and provisions as the Board determines necessary or desirable in order to qualify such Option as a tax-favored option (within the meaning of Section 422 of the Code or any amendment or substitute thereto or regulation thereunder) including without limitation, each of the following, except that any of these provisions may be omitted or modified if it is no longer required in order to have an option qualify as a tax-favored option within the meaning of Section 422 of the Code or any substitute therefor:

          (A) The aggregate fair market value (determined as of the date the Option is granted) of the Common Stock with respect to which Incentive Stock Options are first exercisable under the terms of the option agreement by any employee during any calendar year (under all plans of the Company) shall not exceed $100,000; and

          (B) No Incentive Stock Option shall be granted to any employee if at the time the Option is granted the individual owns stock possessing more than ten

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               percent of the total combined voting power of all classes of stock of the Company or its parent or its subsidiaries unless at the time such Option is granted the option price is at least 110 percent of the fair market value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date of grant.

     (i) Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become and who do concurrently with the grant of such options become employees of the Company or a subsidiary as a result of a merger or consolidation of the employing corporation with the Company or a subsidiary, or the acquisition by the Corporation or a subsidiary of the assets of the employing corporation, or the acquisition by the Company, or a subsidiary of stock of the subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Section 6 of the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

7. Option Grants to Non-Employee Directors. Each person who is or becomes a director of the Company and is not an officer of or otherwise employed by the Company or any subsidiary thereof (as defined in Section 424(f) of the Code) (a "Non-Employee Director") shall be entitled to receive Nonqualified Stock Options under the following terms and conditions:

     (a)(i) Each individual who becomes a Non-Employee Director after May 25, 2000 shall on the first trading day coinciding with or immediately following the fifteenth (15th) day after his or her initial election to the Board automatically be granted an Option for 10,000 shares, provided that if such Non-Employee Director is elected to serve as Chairman, the Option granted shall be for 15,000 shares.

     (ii) After May 25, 2000, each time a Non-Employee Director completes three (3) years of continuous service on the Board (a "Grant Period") since his most recent grant of an Option under this
             Section 7 or under the Company's Second Amended and Restated Stock Option Plan for Outside Directors, that Non-Employee Director shall on the first trading day coinciding with or immediately following the completion of the Grant Period automatically be granted an additional Option for 10,000 shares, provided that if the Non-Employee Director has served as Chairman throughout the Grant Period, the Option granted shall be for 15,000 shares.

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     (b)     The price of the shares subject to each Option granted under this
             Section 7 (a "Director Option") shall be 100% of the fair market value for such shares on the date the Option is granted, as determined in accordance with Section 6(b) hereof.

     (c) Each Director Option shall be exercisable in three equal consecutive annual installments commencing one year from the date of grant; provided, however, that all shares covered by the Director Option which have not otherwise become exercisable shall become immediately exercisable as to all such shares upon the consummation of any business combination transaction involving the sale of all or substantially all of the assets of the Company to, or the acquisition of shares of the Company's Common Stock representing more than 50% of the votes which all stockholders of the Company are entitled to cast by, any person not presently an affiliate of the Company, directly or indirectly, through one or more affiliates or any other transaction or series of transactions having a similar effect.

     (d) Except as hereinafter otherwise provided, each Director Option shall terminate on the expiration of ten years from the date the Director Option was granted. Each Director Option, or portion thereof, which has become exercisable may be exercised until the first to occur of the following events:

                 (A) except as provided in (C), below, the expiration of three months from the date of the Non-Employee Director's "Termination of Service" (as hereinafter defined) unless such Termination of Service results from the Non-Employee Director's death or "Total Disability" (as hereinafter defined); or

                 (B) except as provided in (C), below, the expiration of three years from the date of the Non-Employee Director's Termination of Service by reason of Total Disability; or

                 (C) the expiration of one year from the date of the
             Non-Employee Director's death, if such death occurs while the optionee is a Non-Employee Director or within the three-month period referred to in (A), above, or the three-year period referred to in (B), above, whichever is applicable.

             For purposes of this Section 7(d), "Termination of Service" shall mean a cessation of a Non-Employee Director's service as a member of the Board whether as a result of resignation, failure to be reelected or any other reason and "Total Disability" shall mean a permanent and total disability as determined in accordance with
             Section 22(e)(3) of the Code.


8. Restricted Stock Awards. Restricted stock awards under the Plan shall consist of shares of Common Stock free of any purchase price or for such purchase price as may be established by the Board, restricted against transfer, subject to forfeiture, and subject to

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     such other terms, conditions and restrictions as are intended to further the purpose of the Plan, and shall be evidenced by a written restricted stock agreement in such form not inconsistent with this Plan as the Board shall approve from time to time, which agreement shall contain in substance the following terms and conditions:

     (a) Restriction Period. Shares awarded pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture and attainment of performance objectives for such period or periods, as shall be determined by the Board. The Board shall have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the shares awarded to the participant.

     (b) Restriction Upon Transfer. Restricted stock and the right to vote such shares and to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such shares. Notwithstanding the foregoing and except as otherwise provided in the Plan, the participant shall have all other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares.

     (c) Certificates. Each certificate issued in respect of shares of restricted stock awarded to a participant shall be deposited with the Company or its designee and shall bear the following legend:

               This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Surgical Laser Technologies, Inc. 2000 Equity Incentive Plan and an Agreement entered into between the registered owner and Surgical Laser Technologies, Inc. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Agreement, a copy of each is on file in the office of the Secretary of Surgical Laser Technologies, Inc.

     (d) Lapse of Restrictions. Each restricted stock agreement shall also specify the terms and conditions upon which any restrictions upon shares awarded under the Plan shall lapse, as determined by the Board. Upon the lapse of such restrictions, a certificate for shares of Common Stock free of the restrictive legend shall be issued to the participant or his legal representative.

     (e) Termination Prior to Lapse of Restrictions. In the event of a participant's termination of employment prior to the lapse of restrictions as determined pursuant to the provisions of subparagraph (d), above, all shares as to which

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          there still remains unlapsed restrictions shall be forfeited by such participant to the Company without payment of any consideration by the Company, and neither the participant nor any successors, heirs, assigns, or personal representatives of such participant shall thereafter have any further rights or interest in such shares or certificates.

     9. Date of Grant. The date on which an award shall be deemed to have been granted under this Plan shall be the date of the Board's authorization of the award or such later date as may be determined by the Board at the time the award is authorized. Notice of the determination shall be given to each individual to whom an award is so granted within a reasonable time after the date of such grant.

    10. General Restrictions. Each award under the Plan shall be subject to the requirement that if at any time the Board shall determine that
          (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange, including the Nasdaq Stock Market, or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of shares of Common Stock thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

    11. Single or Multiple Agreements. Multiple forms of awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Board in its sole discretion.

    12. Rights of a Stockholder. The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued and delivered to him.

    13. Right to Terminate Service. Nothing in the Plan nor in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the service of the Company or any subsidiary as an employee or consultant or affect any right which the Company or any subsidiary may have to terminate the employment or consulting relationship with such participant.

    14. Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such

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          payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax requirements. If and to the extent authorized by the Board, in its sole discretion, an optionee may make an election, by means of a form of election to be prescribed by the Board, to have shares of Common Stock which are acquired upon exercise of an Option withheld by the Company or to tender other shares of Common Stock or other securities of the Company owned by the optionee to the Company at the time of exercise of an Option to pay the amount of tax that would otherwise be required by law to be withheld by the Company as a result of any exercise of an Option from amounts payable to such optionee, subject to the following limitations:

          (a)  such election shall be irrevocable;

          (b) such election shall be subject to the disapproval of the Board at any time;

          (c) if the optionee is a director, officer, or 10% stockholder (an "Insider"), such election may not be made within six months of the grant date of the Option the exercise of which resulted in the tax withholding obligation (except that this limitation shall not apply in the event of death or disability of such person occurring prior to the expiration of the six-month period); and

          (d)  if the optionee is an Insider, such election must be made either
               (i) six months prior to the date that the amount of tax to be withheld upon such exercise is determined or (ii) in any ten-day period beginning on the fourth business day following the date of release by the Company for publication of quarterly or annual summary statements of sales or earnings of the Company.

          Any securities so withheld or tendered will be valued by the Board as of the date of exercise.

    15. Non-Assignability. No award under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution or by such other means as and to the extent the Board may approve. During the life of the recipient such award shall be exercisable only by such person or by such person's guardian or legal representative.

    16. Non-Uniform Determinations. The Board's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, and the agreements evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan whether or not such persons are similarly situated.

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    17.   Adjustments Upon Changes in Capitalization or Merger.  Subject to
          any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          In the event of the proposed dissolution or liquidation of the Company, each outstanding Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that each outstanding Option shall terminate as of a date fixed by the Board and give each optionee the right to exercise his Option as to all or any part of the optioned Common Stock, including shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company or any subsidiary, or the merger of the Company or any subsidiary with or into another corporation, the affected Options shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, provided that the successor corporation consents to such assumption or substitution. Moreover, the Board may determine, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the affected optionees shall have the right to exercise their Options as to all of the optioned Common Stock, including shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

          Notwithstanding the foregoing, any adjustments made pursuant to this
          Section 17, to reflect any stock dividend, stock split, share combination, or similar change in the

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          capitalization of the Company shall be subject to and administered in accordance with the provisions of Section 424(a) of the Code and the Treas. Regulations thereunder.

    18. Amendment. The Board may terminate or amend the Plan at any time, except that without stockholder approval the Board may not increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to Section 17 hereof), extend the maximum period during which any Option may be exercised pursuant to Section 6(c) hereof, extend the term of the Plan, amend the employees or classes of employees eligible to receive awards hereunder, change the minimum option price or approve any other amendment which would require stockholder approval pursuant to Treasury Regulations Section 1.162-27(e)(4)(vi). The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his rights under an award previously granted.

    19. Effect on Other Plans. Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or any subsidiary. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or any subsidiary unless specifically provided.

    20. Duration of the Plan. The Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares or the payment of cash, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board or is approved by the Company's stockholders.

    21. Forfeiture for Dishonesty. Notwithstanding anything to the contrary in this Plan, if the Board finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any participant, that the participant has been engaged in fraud, embezzlement, theft, commission of a felony or other dishonest conduct in the course of his employment by the Company or any subsidiary which damaged the Company or any subsidiary or that the participant has disclosed trade secrets of the Company or any subsidiary, the participant shall forfeit all unexercised Options and rights, all restricted stock and all exercised Options or rights under which the Company has not yet delivered the certificates or cash. The decision of the Board as to the cause of a participant's discharge and the damage done to the Company or any subsidiary shall be final. No decision of the Board, however, shall affect the finality of the discharge of such participant by the Company or any subsidiary in any manner.

    22. No Prohibition on Corporate Action. No provision of this Plan shall be construed to prevent the Company or any officer or director thereof from taking any corporate action deemed by the Company or such officer or director to be appropriate or in the Company's best interest, whether or not such action could have an adverse effect on the Plan or any options, rights or stock awards granted hereunder, and no participant or

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          participant's estate, personal representative or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of such action.

    23. Use of Proceeds. The proceeds received by the Company from the exercise of any stock option issued pursuant to the Plan or from the grant of any stock award under the Plan shall be used for general corporate purposes.

    24. Indemnification. With respect to the administration of the Plan, the Company shall indemnify each present and future member of the Board against, and each member of the Board shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of, any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Board (or the Compensation Committee if it administers the Plan), whether or not he continues to be such member of the Committee or the Board at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee or the Board (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee or the Board; or (b) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee or the Board unless within 60 days after institution of any such action, suit or proceeding, he shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and the Board and shall be in addition to all other rights to which such member of the Committee and the Board may be entitled as a matter of law, contract or otherwise.

    25.   Miscellaneous Provisions.

          (a) No participant or other person shall have any right with respect to the Plan, the Common Stock reserved for issuance under the Plan or in any award, contingent or otherwise, until written evidence of the award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the award applicable to such recipient (and each person claiming under or through him) have been met.

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

          (b) No shares of Common Stock, other securities or property of the Company, or other forms of payment shall be issued hereunder with respect to any award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

          (c) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

          (d) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan, and rights to the payment of awards shall be no greater than the rights of the Company's general creditors.

          (e) By accepting any award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

          (f) The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.


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